Ex. 99.1
XPEL Reports First Quarter Results

San Antonio, TX – May 2, 2024 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the first quarter and year ended March 31, 2024.

First Quarter 2024 Overview:

•Revenue increased 5.0% to $90.1 million compared to the first quarter of 2023.

•Gross margin of 42.0% for the quarter.

•Net income decreased 41.7% to $6.7 million, or $0.24 per basic and diluted share, versus net income of $11.4 million, or $0.41 per basic and diluted share in the first quarter of 2023. These results include approximately $1.6 million in costs related to the Company’s annual dealer conference. The 2024 dealer conference was held in the first quarter, while the 2023 conference took place in the second quarter. Normalizing for these costs, net income would have decreased 30.7% and EPS would have been $0.29 per share.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) decreased 31.5% to $11.7 million, or 13.0% of revenue compared to $17.1 million, or 19.9% of revenue in the first quarter of 2023. Normalizing for the annual dealer conference, EBITDA would have declined 22.1% and EBITDA margin would have been 14.8%.2

Ryan Pape, President and Chief Executive Officer of XPEL, commented, “Clearly, the first quarter was a challenging quarter for the Company, particularly in the US, where we saw a continued trend of a slowing aftermarket especially compared to the strength of the first half of 2023. Additionally, port delays reduced sales of two popular vehicle brands for our products which further impacted our US results. We did see some momentum return in our April numbers and we are optimistic that momentum will continue as we progress throughout the year.”

Financial Highlights for the First Quarter 2024:

Summary consolidated financial information for the three months ended March 31, 2024 and 2023 (unaudited, dollars in thousands):

	Three Months Ended March 31,				% Change
	2024	% of Total Revenue	2023	% of Total Revenue	2024 vs. 2023
Total revenue	$90,104	100.0%	$85,842	100.0%	5.0%
Gross margin	37,876	42.0%	35,960	41.9%	5.3%
Operating Expenses	28,647	31.8%	21,029	24.5%	36.2%
Operating income	9,229	10.2%	14,931	17.4%	(38.2)%
Net income	6,666	7.4%	11,433	13.3%	(41.7)%
EBITDA[2]	11,700	13.0%	17,073	19.9%	(31.5)%
Net cash (used in) provided by operating activities	$(4,959)	n/a	$695	n/a	n/a

Geographical Revenue Summary

	Three Months Ended March 31,		%	% of Total Revenue
	2024	2023	Inc (Dec)	2024	2023
United States	$52,048	$51,077	1.9%	57.8%	59.5%
China	1,450	6,647	(78.2)%	1.6%	7.7%
Canada	11,080	8,592	29.0%	12.3%	10.0%
Continental Europe	10,216	7,960	28.3%	11.3%	9.3%
United Kingdom	3,486	3,091	12.8%	3.9%	3.6%
Middle East/Africa	5,143	3,496	47.1%	5.7%	4.1%
Asia Pacific	3,750	2,645	41.8%	4.2%	3.1%
Latin America	2,931	2,173	34.9%	3.2%	2.5%
Other	—	161	(100.0)%	0.0%	0.2%
Total	$90,104	$85,842	5.0%	100.0%	100.0%

Overall Revenue
•Total revenue grew 5.0% year-over-year ("YoY").
•US revenue grew 1.9% YoY to $52.0 million.
•China revenue declined 78.2% YoY to $1.5 million.
•Rest of World revenue (excluding US and China) grew 30.2% YoY.

Product and Service Revenue
•Total product revenue decreased 0.7% YoY. This decrease was due to lower demand in the U.S., primarily in the after-market channel, and lower sales to XPEL's China distributor. China revenue was the highest in our history in the fourth quarter 2023. Consequently, Q1 2024 China sales were negatively impacted as our distributor sold through the inventory purchased in Q4 last year.
•Total window film decreased 2.9% YoY and represented 16.1% of total revenue. This decline was due mainly to lower revenues into China. Excluding China, total window film revenue grew 10.3%. Architectural window film revenue increased 33.1% to $1.8 million.
•Total service revenue increased 25.5% YoY. The increase was due mainly to increases in the Company's dealership services business resulting from increased car counts, increased content per vehicle and from our OEM business, which increased 57.6% YoY to $4.6 million.
•Total installation revenue (labor and product combined) grew 34.7% YoY and represented 22.1% of total revenue. This increase was due primarily to increased demand in XPEL's dealership services and OEM businesses.
•Adjusted product revenue (combining cutbank credits revenue and product revenue) decreased 0.7% YoY.

Other Financial Information
•Gross margin percentage was 42.0% and 41.9% in the three months ended March 31, 2024 and 2023, respectively.
•Total operating expenses grew 36.2% YoY.
◦Normalizing for annual dealer conference expenses, total operating expenses grew 28.6% YoY. Sequentially, after normalizing for annual dealer conference costs, total operating expenses increased 1.3%.
◦Sales and marketing expenses grew 55.7% YoY and represented 11.5% of revenue. Normalizing for annual dealer conference expenses, sales and marketing expenses would have grown 31.7% YoY.

◦General and administrative expenses grew 27.2% YoY and represented 20.3% of revenue.
•Net income declined 41.7% YoY.
•EBITDA declined 31.5% YoY2.

Operating Cash Flows
•Cash flows used in operations was $5.0 million in the first quarter 2024.
•While overall inventory increased during the quarter, raw materials and work-in-progress inventory declined substantially as expected as the Company continues to manage days on hand downward throughout the rest of the year.

2024 Outlook

•Annual revenue growth projection is revised downward to 8-10% from 15%.

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2024 Outlook.

Conference Call Information

The Company will host a conference call and webcast today, May 2, 2024 at 11:00 a.m. Eastern Time to discuss the Company’s first quarter 2024 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/events-presentations.

To participate in the call by phone, dial 888-506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 871439.

A replay of the teleconference will be available until June 1, 2024 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 50361.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2024 are preliminary and unaudited. As the Company completes its quarter-end financial close processes and finalizes its financial statements for the first quarter of 2024, it is possible that the Company may identify items that require it to make adjustments to the preliminary information set forth above, and those adjustments could be material. Full first quarter 2024 financial information will be included in the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission which is anticipated on or prior to May 9, 2024.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected,"

"expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could," "would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, a prolonged or material contraction in automotive sales and production volumes, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the SEC by XPEL and available on XPEL's website at www.xpel.com. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure
To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue
Product revenue	$66,852	$67,308
Service revenue	23,252	18,534
Total revenue	90,104	85,842

Cost of Sales
Cost of product sales	42,135	42,180
Cost of service	10,093	7,702
Total cost of sales	52,228	49,882
Gross Margin	37,876	35,960

Operating Expenses
Sales and marketing	10,391	6,675
General and administrative	18,256	14,354
Total operating expenses	28,647	21,029

Operating Income	9,229	14,931

Interest expense	473	523
Foreign currency exchange loss (gain)	272	(9)

Income before income taxes	8,484	14,417
Income tax expense	1,818	2,984
Net income	$6,666	$11,433

Earnings per share
Basic	$0.24	$0.41
Diluted	$0.24	$0.41
Weighted Average Number of Common Shares
Basic	27,630	27,616
Diluted	27,637	27,626

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited)	(Audited)
	March 31, 2024	December 31, 2023
Assets
Current
Cash and cash equivalents	$8,614	$11,609
Accounts receivable, net	28,569	24,111
Inventory, net	110,171	106,509
Prepaid expenses and other current assets	5,578	3,529
Income tax receivable	—	696
Total current assets	152,932	146,454
Property and equipment, net	17,624	16,980
Right-of-use lease assets	15,471	15,459
Intangible assets, net	33,938	34,905
Other non-current assets	863	782
Goodwill	37,664	37,461
Total assets	$258,492	$252,041
Liabilities
Current
Current portion of notes payable	$63	$62
Current portion lease liabilities	3,946	3,966
Accounts payable and accrued liabilities	27,611	32,444
Income tax payable	201	—
Total current liabilities	31,821	36,472
Deferred tax liability, net	2,459	2,658
Other long-term liabilities	682	890
Borrowings on line of credit	24,000	19,000
Non-current portion of lease liabilities	12,814	12,715
Non-current portion of notes payable	293	317
Total liabilities	72,069	72,052
Commitments and Contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,631,097 and $27,630,025 issued and outstanding, respectively	28	28
Additional paid-in-capital	13,176	12,546
Accumulated other comprehensive loss	(2,071)	(1,209)
Retained earnings	175,290	168,624
Total stockholders’ equity	186,423	179,989
Total liabilities and stockholders’ equity	$258,492	$252,041

XPEL, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net income	$6,666	$11,433
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation of property, plant and equipment	1,333	972
Amortization of intangible assets	1,410	1,161
Gain on sale of property and equipment	(18)	(9)
Stock compensation	630	303
Provision for credit losses	89	74
Deferred income tax	(157)	(115)

Changes in assets and liabilities:
Accounts receivable	(4,763)	(6,606)
Inventory, net	(3,878)	(3,886)
Prepaid expenses and other current assets	(2,325)	(2,512)
Income taxes receivable and payable	904	2,360
Accounts payable and accrued liabilities	(4,850)	(2,480)
Net cash (used in) provided by operating activities	(4,959)	695
Cash flows used in investing activities
Purchase of property, plant and equipment	(2,017)	(2,055)
Proceeds from sale of property and equipment	—	12
Acquisition of a business, net of cash acquired	(757)	—
Development of intangible assets	(340)	(321)
Net cash used in investing activities	(3,114)	(2,364)
Cash flows from financing activities
Net borrowings on revolving credit agreement	5,000	2,000
Repayments of notes payable	(15)	(77)
Net cash provided by financing activities	4,985	1,923
Net change in cash and cash equivalents	(3,088)	254
Foreign exchange impact on cash and cash equivalents	93	20
(Decrease)/Increase in cash and cash equivalents during the period	(2,995)	274
Cash and cash equivalents at beginning of period	11,609	8,056
Cash and cash equivalents at end of period	$8,614	$8,330

Supplemental schedule of non-cash activities
Non-cash lease financing	$952	$1,237
Issuance of common stock for vested restricted stock units	57	—
Supplemental cash flow information
Cash paid for income taxes	$1,152	$748
Cash paid for interest	$430	$517

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	(Unaudited)
	Three Months Ended March 31,
	2024	2023
Net Income	$6,666	$11,433
Interest	473	523
Taxes	1,818	2,984
Depreciation	1,333	972
Amortization	1,410	1,161
EBITDA	$11,700	$17,073